UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2008

MARCO COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50557	84-1620092
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)		Identification No.)

1770 San Marco Road, Marco Island, FL		34145
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number:  (239) 389-5200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

ITEM 8.01. Other Events

At a meeting on December 15, 2008, the Marco Community Bancorp, Inc. (“Company”) Board of Directors appointed Thomas J. Mitchusson, CPA, age 51, to be the Chief Financial Officer and Senior Vice President of the Company. On the same date, the Board of the Company’s wholly-owned subsidiary, Marco Community Bank (“Bank”) also appointed Mr. Mitchusson to be the Bank’s Chief Financial Officer and Senior Vice President. From December 1991 until joining the Company, Mr. Mitchusson was the Owner, Chief Executive Officer and President of Accounting Services of SW Florida, Inc., Marco Island Florida. He also served as a director and the Chief Financial Officer or Pioneer Bank & Trust Company, St. Louis, Missouri, from January 1986 until December 1991.

Acting Chief Financial Officer Laura Witty is remaining with the Bank in her prior capacity as Controller and Vice President; she will also assist with Mr. Mitchusson’s transition into his position. Chief Credit Officer Paul Nidasio has also taken on the additional responsibility of leading the Bank’s efforts with respect to problem assets.

The Bank has taken additional steps to strengthen its management team by promoting Team Leader Richard Gallahue to Senior Loan Officer. Mr. Gallahue has eight years experience in credit analysis and administration, most recently with Bank of Florida – Southwest and previously with Orion Bank. Also, the Bank has appointed Don Hans to the position of General Manager, with responsibility for the Bank’s retail operations. Mr. Hans has 25 years of banking experience, most recently with Bank of America in Marco Island, Florida.

As an additional part of the Company’s continuing strategy to strengthen the Bank and bolster its capital position going into 2009, the Company intends to downstream to the Bank $1,000,000 of the proceeds from its on-going private placement of Series C Preferred Stock. The Company continues to conduct the offering on a first-come-first-served basis and expects to conclude it by the end of February 2009. Based on the success of this offering so far, the Company elected to not apply to participate in the U.S. Department of the Treasury’s Troubled Assets Relief Program’s Capital Purchase Program.

Company Chairman and Chief Executive Officer Richard Storm, Jr. stated, “Our new officers and continuing capital raising efforts are expected to help the Company and the Bank enter 2009 with the tools necessary to continue the process of solidifying their operations and performance.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marco Community Bancorp, Inc.
(Registrant)
Date: December 19, 2008

/s/ Richard Storm, Jr.
Richard Storm, Jr.
Chairman and Chief Executive Officer